Exhibit 99.4

LETTER OF TRANSMITTAL
TO SURRENDER COMMON STOCK OF

CYCLO THERAPEUTICS, INC.

This Letter of Transmittal is being delivered to each record holder of capital stock (the “Company Capital Stock”) of Cyclo Therapeutics, Inc., a Nevada corporation (the “Company”), in connection with that certain Agreement and Plan of Merger, dated as of August 21, 2024 (the “Merger Agreement”), by and among the Company; Rafael Holdings, Inc., a Delaware corporation (“Parent”); Tandem Therapeutics Inc., a Nevada corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub I”); Tandem Therapeutics, LLC, a Nevada limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Sub II” and together with Merger Sub I the “Merger Subs”). A copy of the Merger Agreement has been provided to you with this Letter of Transmittal. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

Upon the terms and subject to the conditions set forth in the Merger Agreement and the applicable provisions of the Nevada Revised Statutes, as amended (“Nevada Corporate Law”), and the Nevada Limited Liability Company Act (the “NLLCA”), each share of Company Capital Stock will automatically be cancelled and retired and will cease to exist, and each share of Company Capital Stock will be converted into the right to receive the Merger Consideration upon the terms and subject to the conditions set forth therein.

In order to exchange your Company Capital Stock for the Merger Consideration due to you in connection with the Merger, please deliver the following to Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company) (the “Exchange Agent”), as set forth below:

(i)	this Letter of Transmittal, properly completed and duly signed;

(ii)	the Company Stock Certificate or evidence of Book-Entry Shares (or an affidavit of loss or destruction);

(iii)	an Internal Revenue Service Form W-9 (a “Form W-9”) (if the undersigned is a U.S. person, as defined in the Instructions of Form W-9), or an IRS Form W-8BEN or other applicable IRS Form W-8 (if the undersigned is not a U.S. person), as applicable.

Please complete and return all pages of this Letter of Transmittal (to the extent applicable) and any other required tax materials to the Exchange Agent by [•], 2024) as provided for below.

Delivery may be made (a) through the online portal, or (b) by (i) hand delivery, (ii) registered mail or (iii) overnight delivery by means of a reputable courier. Please retain a copy of this Letter of Transmittal and any other required tax materials for your records.

If delivering by hand, express mail, courier, or other expedited service:	By mail:

Equiniti Trust Company, LLC 55 Challenger Road Suite # 200 Ridgefield Park, New Jersey 07660 Attn: Reorganization Department	Equiniti Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 49 Newark, New Jersey 07101

For assistance call (877) 248-6417 or (718) 921-8317

IMPORTANT: Delivery of this Letter of Transmittal other than as set forth above does not constitute a valid delivery. No alternative, conditional or contingent submissions will be accepted. The method of delivery of this Letter of Transmittal is at the option and risk of the owner.

Ladies and Gentlemen:

In connection with the Merger, the undersigned (“the undersigned” or “you”) hereby surrenders the Company Capital Stock described below.

By virtue of the Merger, each share of Company Capital Stock will automatically be cancelled and retired and will cease to exist, and each share of Company Capital Stock (other than as provided for in the Merger Agreement) will be converted into the right to receive the Merger Consideration upon the terms and subject to the conditions set forth in the Merger Agreement.

The Company Board and the requisite number of Company’s stockholders have approved the Merger Agreement and the transactions contemplated therein. Accordingly, the Merger Agreement has been adopted by all necessary action required under Nevada Corporate Law, the Company’s bylaws and Company’s charter. However, in order to receive your Merger Consideration as set forth in the Merger Agreement, you will need to properly execute and deliver this Letter of Transmittal and the materials contemplated hereby (including the representations and warranties regarding you and your Company Capital Stock, your agreement to be bound by the provisions of the Merger Agreement and your obligations hereunder).

The undersigned, upon request from the Company, will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the surrender of Company Capital Stock in order to receive payment as a result of the Merger or as otherwise reasonably requested by the Company.

All authority herein conferred or agreed to be conferred herein will survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder will be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. The surrender of the Company Capital Stock hereby is irrevocable and, once delivered to the Exchange Agent, may not be withdrawn under any circumstances. If the Merger Agreement is terminated in accordance with its terms, this Letter of Transmittal will be deemed null and void and have no further force and effect (including with respect to the surrender of any Company Capital Stock).

The undersigned understands that surrender is not made in acceptable form until the receipt by the Exchange Agent of this Letter of Transmittal, properly completed and duly signed, together with all accompanying documents described on the first page hereof. All questions as to validity, form and eligibility of any surrender of Company Capital Stock hereby will be reasonably determined by the Parent (which may delegate power in whole or in part to the Exchange Agent).

The undersigned understands that the issuance to it, him or her of the undersigned’s Merger Consideration will be made within ten (10) Business Days of the undersigned’s surrender and delivery of the Company Capital Stock in acceptable form acceptable to Parent, but in no event before the Closing. The undersigned understands that by surrendering the Company Capital Stock, the undersigned also surrenders Company Capital Stock that may be issued to the undersigned after the Company Capital Stock is surrendered and prior to the First Effective Time. The undersigned understands and agrees that the Merger Consideration paid in exchange for its, his or her Company Capital Stock will be deemed to have been issued in full satisfaction of all rights pertaining to such Company Capital Stock.

IMPORTANT: Delivery of the required materials will be effected and risk of loss will pass only upon receipt by the Exchange Agent in accordance with the terms hereof. Issuance of the undersigned’s Merger Consideration will be made within ten (10) Business Days of the undersigned’s surrender and delivery of the Company Capital Stock in acceptable form acceptable to Parent and after the receipt by the Exchange Agent of this Letter of Transmittal and other required materials, as provided for in the Merger Agreement, but in no event before the Closing.

BOX A	DESCRIPTION OF COMPANY CAPITAL STOCK SURRENDERED

Type of Company Capital Stock	Number of Shares of Company Capital Stock

Total Number of shares of Company Capital Stock:

☐	If any certificate(s) representing shares of Company Capital Stock that you own have been lost or destroyed, check this box. An affidavit of loss or destruction will be mailed to you. Please fill out the remainder of this Letter of Transmittal and indicate here the number and type of Company Capital Stock represented by the lost or destroyed certificates:

(number and type of shares of Company Capital Stock)

BOX B	REGISTERED HOLDER CONTACT INFORMATION

Registered Holder Name: ____________________

Mail Notices to the Attention of: ______________

Address: ________________________________

City:	State/Province:	Postal Code:

Country:_________________________________

Email Address: ____________________________

Telephone Number: ________________________

BOX D	ISSUANCE INSTRUCTIONS

To be completed ONLY if the Merger Consideration is to be issued in the name of the Registered Holder. NOTE: THE PERSON NAMED IN THESE ISSUANCE INSTRUCTIONS MUST BE THE PERSON WHO COMPLETES THE FORM W-9 (OR THE APPROPRIATE IRS FORM W-8, AS APPLICABLE).

Issue the Parent Class B Common Stock representing payment to:

Name:
(Please Print)

Address: _______________________________

______________________________________

Tax Identification or Social Security No.

______________________________________

BOX E	SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if the applicable Merger Consideration is to be issued in the name of someone other than the Registered Holder.

Issue to:

Name:
(Please Print)

Address: _______________________________

_______________________________________

Tax Identification or Social Security No. _________

If you complete this box, you will need a medallion signature guarantee by an eligible institution.

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